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                                                                     EXHIBIT 2.2


                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION


         This First Amendment to Stock Purchase Agreement and Plan of Reorganization (the "Amendment"), dated as of August 31, 1998, is entered into by and among R-Anell Custom Homes, Inc., a North Carolina corporation ("R-Anell"), Gold Medal Homes, Inc., a North Carolina corporation ("GMHI"), Gold Medal Homes of North Carolina, Inc., a North Carolina corporation ("GMHNC") (R-Anell, GMHI and GMHNC are sometimes each referred to herein as a "Company," and collectively as the "Companies"), the holders of all of the outstanding capital stock of the Companies (collectively, the "Shareholders") (the Companies and the Shareholders are sometimes referred to collectively as the "Sellers"), and American Homestar Corporation, a Texas corporation ("Purchaser" or "AHC"). Except as otherwise defined herein, capitalized terms used in this Amendment shall have the meanings assigned to them in the Purchase Agreement (as defined below).

                               W I T N E S S E TH:

         WHEREAS, the parties hereto are parties to that certain Stock Purchase Agreement and Plan of Reorganization, dated as of May 26, 1998 (the "Purchase Agreement"); and

         WHEREAS, the parties hereto desire to amend the Purchase Agreement to the extent provided below;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         A. Amendment to Agreement. The Purchase Agreement is hereby amended as follows:

                  1. The definition of "Closing Date," "Drop Dead Date," "First Period" and "Second Period" set forth in Exhibit A are hereby amended to read in their entirety as follows:

                  "CLOSING DATE" shall mean the date of Closing, which date shall be December 1, 1998; provided, however, that such date may be extended by written agreement of the parties.

                  "DROP DEAD DATE" shall mean December 1, 1998; provided, however, that such date may be extended by written agreement of the parties in the event of an extension of the Closing Date.

                  "FIRST PERIOD" shall mean the period from December 1, 1998 to May 31, 1999, regardless of when the Closing shall occur.


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                  "SECOND PERIOD" shall mean the period from December 1, 1998 to
November 30, 1999, regardless of when the Closing shall occur.

                  2. Section 1.2(b) shall be restated in its entirety as follows:

                           "(b) $26,575,000 (less the amount of Net Debt of the
                  Companies as of December 1, 1998 (as may be adjusted pursuant to Section 5.2 below) (the "Cash Consideration"), an estimated amount of which shall be payable in cash at the Closing. The Net Debt of the Companies shall be calculated as set forth on
                  Schedule 1.2(b). Not less than 30 days prior to Closing, Sellers will deliver to AHC Seller's estimate of the amount of Net Debt as of December 1, 1998 (the "Estimated Net Debt"); and will provide AHC and its auditors with access to the work papers, books and records used in making such calculation. If AHC objects to Seller's calculation, it shall within 15 days after its receipt thereof describe and deliver to Sellers in writing the basis and amounts of such objection, including a statement of AHC's calculation of Estimated Net Debt. If AHC fails to object within the above 15-day period, Sellers' calculation of the Estimated Net Debt shall be used to determine the amount of Cash Consideration to be paid at Closing. If AHC objects within the above 15-day period to such calculation, and the parties are unable prior to Closing to reach agreement on the amount of the Estimated Net Debt, then the amount of Estimated Net Debt used to determine the Cash Consideration to be paid at Closing shall be equal to the average of the Estimated Net Debt determined by Sellers and the Estimated Net Debt determined by AHC.

                           On or prior to December 31, 1998, Sellers shall
                  deliver to AHC Seller's determination of the actual Net Debt as of December 1, 1998 (the "Actual Net Debt"); and will provide AHC and its auditors with access to the work papers, books and records used in making such calculation. If AHC does not give written notice of objection to Seller's determination within 15 days after receipt thereof, then the Actual Net Debt determined by Sellers shall constitute the final and binding Net Debt determination, and the parties shall promptly upon expiration of such 15-day period make any payments necessary to reconcile any overpayment or underpayment in the Cash Consideration paid at Closing resulting from a difference between the Estimated Net Debt used to calculate the Cash Consideration paid at Closing and Actual Net Debt.

                           If AHC objects to the Seller's Actual Net Debt
                  calculation within such 15-day period, and the parties are unable within 15 days following such objection to reach agreement on the amount of the Actual Net Debt, they shall submit the Actual Net Debt calculation to a mutually agreed upon office



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                  of a nationally recognized independent certified public
                  accounting firm, which shall not have served as the principal outside auditor for either party during the preceding three years (the "Third Party Accountant"). The determination of Actual Net Debt made by the Third Party Accountant shall be final and binding upon the parties. Within 10 days after the determination of Actual Net Debt made by the Third Party Accountant, the parties shall make any payments necessary to reconcile any overpayment or underpayment at Closing in the Cash Consideration resulting from a difference between the Estimated Net Debt and Actual Net Debt. Shareholders and AHC shall bear their own costs and expenses in connection with the foregoing determinations; provided, that any fees and expenses charged by the Third Party Accountant shall be paid one-half by AHC and one-half by Shareholders."

                  3.       Sections 7.1, 7.2, 7.4, 7.5, 7.7, 8.1, 8.2, 8.4, 8.5
and 8.6 are hereby deleted in their entirety.

                  4.       The following shall be added as Section 11.10:

                           "SECTION 11.10. SHAREHOLDER GUARANTIES. In addition
                  to its other obligations under this Article XI, Purchaser shall indemnify, defend and hold harmless Shareholders and their successors from and against any Damages they incur after Closing as a result of the personal guaranties of the Shareholders set forth on Schedule 8.6. The obligations of Purchaser under this Section 11.10 shall not be subject to the limitations set forth in Section 11.2."

         B.       Miscellaneous.

                  1. Except as specifically provided herein, the Agreement shall remain in full force and effect. The parties (i) acknowledge their respective obligations under the Purchase Agreement, as expressly amended by this Amendment, and each party confirms that the others are in compliance in all material respects therewith; and (ii) agree that this Amendment in no manner constitutes a waiver or release of the parties' rights or obligations under the Purchase Agreement.

                   2. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                      AMERICAN HOMESTAR CORPORATION

                                      By:   /s/ Laurence A. Dawson, Jr.
                                            ----------------------------------
                                            Laurence A. Dawson, Jr.
                                            President


                                      R-ANELL CUSTOM HOMES, INC.

                                      By:   /s/ Dennis L. Jones
                                            ----------------------------------
                                            Dennis Lee Jones
                                            President


                                      GOLD MEDAL HOMES, INC.

                                      By:   /s/ Dennis L. Jones
                                            ----------------------------------
                                            Dennis Lee Jones
                                            President


                                      GOLD MEDAL HOMES OF NORTH CAROLINA,
                                      INC.

                                      By:   /s/ Dennis L. Jones
                                            ----------------------------------
                                            Dennis Lee Jones
                                            President


                                         /s/ Rollan L. Jones
                                      ----------------------------------
                                      Rollan L. Jones


                                         /s/ Dennis L. Jones
                                      ----------------------------------
                                      Dennis L. Jones


                                         /s/ Stephen M. Purdy
                                      ----------------------------------
                                      Stephen M. Purdy



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                                          /s/ Randy K. Cosby
                                      ----------------------------------
                                      Randy K. Cosby


                                      ROLLAN L. JONES RETAINED ANNUITY
                                      TRUST NUMBER ONE

                                      By: /s/ Terry Leigh Barber
                                         --------------------------------
                                          Terry Leigh Barber, Trustee

                                      By: /s/ Dennis L. Jones
                                         --------------------------------
                                         Dennis L. Jones, Trustee


                                      ROLLAN L. JONES RETAINED ANNUITY
                                      TRUST NUMBER TWO

                                      By:   /s/ Terry Leigh Barber
                                            ----------------------------------
                                            Terry Leigh Barber, Trustee

                                      By:   /s/ Dennis L. Jones
                                            ----------------------------------
                                            Dennis L. Jones, Trustee



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